Press Release
Netezza Announces Third Fiscal Quarter 2008 Financial Results
Third quarter performance driven by revenue increase of 44% over prior year
GAAP diluted EPS increases to $0.02
Framingham, Mass. – November 28, 2007 – Netezza Corporation (NYSE Arca: NZ) today announced its financial results for the third fiscal quarter ended October 31, 2007.
Jit Saxena, Netezza’s Chairman and Chief Executive Officer, stated, “We are extremely pleased with Netezza’s solid performance in our third quarter with record revenues, new customer growth and increased earnings.”
Highlights:
Revenue for the third quarter of fiscal 2008 increased 44% to $33.4 million compared with $23.2 million for the same period one year ago. Revenue for the first three quarters of fiscal 2008 increased 65% to $87.2 million compared with $53.0 million for the same period one year ago.
GAAP net income attributable to common stockholders for the third quarter of fiscal 2008 was $1.6 million compared with a GAAP net loss attributable to common stockholders of $3.0 million for the same period one year ago. Non-GAAP net income attributable to common stockholders for the third quarter of fiscal 2008 was $2.9 million compared with a non-GAAP net loss attributable to common stockholders of $1.2 million for the same period one year ago. Non-GAAP net income (loss) attributable to common stockholders and non-GAAP diluted net income per share (reported below) exclude non-cash stock based compensation and accretion of preferred stock dividends. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
GAAP diluted net income per share for the third quarter of fiscal 2008 was $0.02 compared with a GAAP diluted net loss per share of $0.20 for the same period one year ago. Non-GAAP diluted net income per share for the third quarter of fiscal 2008 was $0.04 compared with a non-GAAP diluted net loss per share of $0.08 for the same period one year ago.
At October 31, 2007, total cash and marketable securities were $123.2 million, compared with $5.0 million at January 31, 2007. Netezza’s initial public offering in July 2007 raised proceeds of $112.9 million, net of expenses. The company had no outstanding debt at October 31, 2007, compared with $6.5 million at January 31, 2007.

Netezza acquired 18 new customers in the third quarter of fiscal 2008, an increase of 100% over the nine new customers acquired in the third quarter of fiscal 2007 and representing the best quarter of new customer growth in Netezza’s history.
Financial Guidance:
“We are pleased with the third quarter financial results which demonstrated continued momentum in our business analytics strategy. We continue to invest in sales and research and development to further penetrate targeted vertical markets and expect revenues of approximately $120 million for fiscal 2008 in total. We further estimate revenues for the next fiscal year to be approximately $160 million, while maintaining our goal to continue to increase profitability,” said Patrick Scannell, Senior Vice President and Chief Financial Officer of Netezza.
Use of Non-GAAP Financial Measures:
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Netezza include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share. These non-GAAP measures exclude non-cash stock-based compensation and, where applicable, accretion of preferred stock dividends.
Netezza believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business, operating results or future outlook. Because of the varying valuation methodologies and assumptions that companies use under FAS123R, Netezza’s management believes that excluding non-cash stock-based compensation allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparison with other companies. Upon the closing of Netezza’s public offering, accretion of preferred dividends was no longer applicable due to the conversion of preferred stock to common stock, and is therefore excluded to aid in comparing current and future operating results with those of past periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.

Third Quarter Conference Call:
Netezza will host a conference call and webcast at 8:30 AM Eastern Time (5:30 AM Pacific Time) on November 28, 2007 to discuss its third fiscal quarter results and business outlook.
The conference call can be accessed by dialing +1 800 561-2731 for participants in the United States and by dialing +1 617 614-3528 for participants outside the United States. The passcode for the conference call is 68188954. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1 888 286-8010 for participants in the United States and by dialing +1 617 801-6888 for participants outside the United States. The passcode for the replay is 49374446.
The webcast will be accessible from the “Investor Relations” section of Netezza’s website (http://www.netezza.com). The webcast will be archived on Netezza’s website for a period of one year.
About Netezza Corporation:
Netezza is the global leader in analytic appliances that dramatically simplify high-performance analytics for business users across the extended enterprise, delivering significant competitive and operational advantage in today’s information-intensive marketplaces. The Netezza Performance Server® (NPS®) family of streaming analytic™ appliances brings appliance simplicity to a broad range of complex data warehouse and analytic challenges. Based in Framingham, Mass., Netezza has offices in Washington, DC, the United Kingdom and Asia Pacific. For more information about Netezza, please visit www.netezza.com.
For Netezza Investors:
The statements set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including: market demand for our products; our limited operating history and history of losses; quarterly fluctuation of our business; our ability to attract and retain key personnel; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” section of Netezza’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2007, which is on file with the SEC and is available in the investor relations section of Netezza’s website at

http://www.netezza.com and on the SEC website at http://www.sec.gov. In addition, the forward-looking statements included in this press release represent our views as of November 28, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 28, 2007.

Netezza Corporation
Condensed Consolidated Balance Sheet
(in thousands)

	October 31,	January 31,
	2007	2007
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$38,701	$5,018
Short term marketable securities	84,480	—
Accounts receivable	23,224	31,834
Inventory	33,659	26,239
Other current assets	4,992	1,370

Total current assets	185,056	64,461

Property and equipment, net	5,051	4,228
Restricted cash	379	379
Other long-term assets	160	131

Total assets	$190,646	$69,199

Liabilities, convertible redeemable preferred stock and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$3,565	$12,683
Accrued expenses	9,386	8,678
Current portion of note payable to bank	—	2,436
Refundable exercise price for restricted stock	—	24
Deferred revenue	33,562	14,741

Total current liabilities	46,513	38,562
Long-term deferred revenue	12,781	9,765
Note payable to bank, net of current portion	—	4,099
Preferred stock warrant liability	—	765

Total liabilities	59,294	53,191

Total convertible redeemable preferred stock	—	97,131

Total stockholders’ equity (deficit)	131,352	(81,123)

Total liabilities, convertible redeemable preferred stock and stockholders’ equity (deficit)	$190,646	$69,199

Netezza Corporation
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 31		October 31
	2007	2006	2007	2006

Revenue
Product	$27,319	$19,359	$70,830	$42,637
Services	6,099	3,812	16,330	10,316

Total revenue	33,418	23,171	87,160	52,953

Cost of revenue
Product	11,355	8,127	29,231	17,738
Services	1,969	1,448	5,573	3,882

Total cost of revenue	13,324	9,575	34,804	21,620

Gross Profit	20,094	13,596	52,356	31,333

Operating Expenses
Sales and marketing	11,128	9,281	30,759	22,871
Research and development	5,682	4,667	16,738	13,214
General and administrative	2,661	1,135	6,394	3,234

Total operating expenses	19,471	15,083	53,891	39,319

Operating income (loss)	623	(1,487)	(1,535)	(7,986)

Interest income	1,214	136	1,431	355
Interest expense	2	215	717	503
Other income, net	29	72	249	617

Income (loss) before income taxes	$1,864	$(1,494)	$(572)	$(7,517)

Provision for income taxes	278	—	843	—

Net income (loss)	$1,586	$(1,494)	$(1,415)	$(7,517)

Accretion to preferred stock	—	1,483	2,853	4,448

Net income (loss) attributable to common stockholders	$1,586	$(2,977)	$(4,268)	$(11,965)

Net income (loss) per common share:
Basic	$0.03	$(0.20)	$(0.16)	$(0.82)
Diluted	$0.02	$(0.20)	$(0.16)	$(0.82)

Shares used in per common share calculations:
Basic	57,434	14,690	26,419	14,538
Diluted	63,804	14,690	26,419	14,538

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

					% Change for the three
	For the three months ended		For the nine months ended		months ended October 31,
	October 31		October 31		2007 as compared with the
					three months ended
	2007	2006	2007	2006	October 31, 2006
Non-GAAP financial measures and reconciliation:
GAAP cost of product revenue	$11,355	$8,127	$29,231	$17,738
Non-cash stock-based compensation (1)	26	3	71	9

Non-GAAP cost of product revenue	$11,329	$8,124	$29,160	$17,729

GAAP cost of service revenue	$1,969	$1,448	$5,573	$3,882
Non-cash stock-based compensation (1)	31	6	84	10

Non-GAAP cost of service revenue	$1,938	$1,442	$5,489	$3,872

GAAP gross profit	$20,094	$13,596	$52,356	$31,333
Non-cash stock-based compensation (1)	57	9	155	19

Non-GAAP gross profit	$20,151	$13,605	$52,511	$31,352

GAAP sales and marketing expenses	$11,128	$9,281	$30,759	$22,871	20%
Non-cash stock-based compensation (1)	362	63	868	132

Non-GAAP sales and marketing expenses	$10,766	$9,218	$29,891	$22,739	17%

GAAP research and development expenses	$5,682	$4,667	$16,738	$13,214	22%
Non-cash stock-based compensation (1)	332	34	657	86

Non-GAAP research and development expenses	$5,350	$4,633	$16,081	$13,128	15%

GAAP general and administrative expenses	$2,661	$1,135	$6,394	$3,234	134%
Non-cash stock-based compensation (1)	515	195	1,401	281

Non-GAAP general and administrative expenses	$2,146	$940	$4,993	$2,953	128%

GAAP operating expenses	$19,471	$15,083	$53,891	$39,319	29%
Non-cash stock-based compensation (1)	1,209	292	2,926	499

Non-GAAP operating expenses	$18,262	$14,791	$50,965	$38,820	23%

GAAP operating income (loss)	$623	$(1,487)	$(1,535)	$(7,986)
Non-cash stock-based compensation (1)	1,266	301	3,081	518

Non-GAAP operating income (loss)	$1,889	$(1,186)	$1,546	$(7,468)

GAAP net income (loss) attributable to common stockholders	$1,586	$(2,977)	$(4,268)	$(11,965)
Non-cash stock-based compensation (1)	1,266	301	3,081	518
Accretion to preferred stock (2)	—	1,483	2,853	4,448

Non-GAAP net income (loss) attributable to common stockholders	$2,852	$(1,193)	$1,666	$(6,999)

GAAP net income (loss) per common share — basic	$0.03	$(0.20)	$(0.16)	$(0.82)
Non-cash stock-based compensation (1)	0.02	0.02	0.12	0.03
Accretion to preferred stock (2)	—	0.10	0.10	0.31

Non-GAAP net income (loss) per common share -basic	$0.05	$(0.08)	$0.06	$(0.48)

GAAP net income (loss) per common share — diluted	$0.02	$(0.20)	$(0.16)	$(0.82)
Non-cash stock-based compensation (1)	0.02	0.02	0.12	0.03
Accretion to preferred stock (2)	—	0.10	0.10	0.31

Non-GAAP net income (loss) per common share — diluted	$0.04	$(0.08)	$0.06	$(0.48)

Shares used in per common share calculations:
Basic	57,434	14,690	26,419	14,538
Diluted	63,804	14,690	26,419	14,538
Footnotes — Adjustments

(1)	Represents non-cash compensation charges associated with stock options granted as follows:

	For the three months ended		For the nine months ended
	October 31		October 31
	2007	2006	2007	2006
Cost of product revenue	$26	$3	$71	$9
Cost of services revenue	31	6	84	10
Sales and marketing	362	63	868	132
Research and development	332	34	657	86
General and administrative	515	195	1,401	281

Total non-cash stock-based compensation expense	$1,266	$301	$3,081	$518

(2)	Represents accretion of preferred stock dividends on Netezza’s Series A through D convertible redeemable preferred stock prior to its conversion to common stock on July 24, 2007.
Contact:
Investor Contact:
Patrick J. Scannell, Jr., Senior Vice President & Chief Financial Officer
+1-508-665-4623
ir@netezza.com
Media Contact:
Virginia Lux, Director of Marketing Communications
+1-508-665-5794
vlux@netezza.com